


<ARTICLE>      OPUR3
This schedule contains summary financial information extracted from FPL
Group's consolidated balance sheet as of December 31, 1998 and consolidated statement of income for the twelve months ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
<NAME>                    FPL Group, Inc.
<CIK>                          0000753308
<MULTIPLIER>                        1,000
<CURRENCY>                   U.S. DOLLARS
<FISCAL-YEAR-END>             DEC-31-1998
<PERIOD-START>                 JAN-1-1998
<PERIOD-END>                  DEC-31-1998
<PERIOD-TYPE>                      12-MOS
<EXCHANGE-RATE>                         1
<BOOK-VALUE>                     PER-BOOK
<TOTAL-ASSETS>                $12,028,813
<TOTAL-OPERATING-REVENUES>     $6,660,569
<NET-INCOME>                     $664,464

